ACCOUNTANTS' CONSENT


The Board of Directors
Optical Cable Corporation:


   We consent to incorporation by reference in the registration statement (No. 33-09433) on Form S-8 of Optical Cable Corporation of our report dated December 13, 1996, relating to the balance sheets of Optical Cable Corporation as of October 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1996, which report appears in the October 31, 1996, annual report on Form 10-K of Optical Cable Corporation.

                                                       /s/ KPMG Peat Marwick LLP
Roanoke, Virginia
January 29, 1997


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